Exhibit 99.1

EBIX THIRD QUARTER EPS RISES TO A RECORD $0.53 PER SHARE

2006 Nine Months EPS Matches Full Year EPS for 2005

ATLANTA, GA — November 14, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions to the insurance industry, today reported financial results for the third quarter (Q3 ‘06).  The results marked the highest EPS in any one quarter that the company has reported in its thirty year history.

Ebix will host a conference call and webcast to review the quarter on Wednesday, November 15th at 10:00 a.m. EST.  Both the call and webcast are open to the general public.

Telephone: Domestic — 877-807-8628; International — 706-634-9651; Conference ID - 2294972

Live Webcast/Replay: available at http://www.ebix.com and archived for 90 days.

The company reported total revenue of $7.30 million for the quarter, compared to $5.90 million for the third quarter of 2005, marking a twenty-four (24%) percent increase in revenues. These results do not include any revenue from Ebix’s recent acquisition of Finetre Corporation, since the acquisition was completed in the first week of October.

Net income after taxes for the quarter rose thirty five (35%) percent to $1.66 million, or $0.53 per diluted share, up from $1.23 million, or $0.40 per diluted share, in the third quarter of 2005—an earnings per share growth of thirty three (33%) percent. Results for the third quarter of 2006 were based on 3.12 million weighted average diluted shares outstanding, as compared to 3.09 million in the third quarter of 2005. Basic earnings per share in the third quarter of 2006 were $0.60 as compared to $0.45 in the third quarter of 2005.

The company’s operating expenses for the quarter grew by fifteen (15%) percent to $5.47 million as compared to $4.76 million for the third quarter of 2006. The company attributed the increase primarily to the recent acquisition of Infinity consulting in the beginning of May 2006.

For the first nine months of 2006, Ebix’s total revenue rose 11 percent to $20.0 million, compared to $17.9 million in the first nine months of 2005. The Company’s net income rose 27 percent to $4.3 million, or $1.37 per diluted share, in the first nine months of 2006, compared to net income of $3.4 million, or $1.08 per diluted share, in the first nine months of 2005.  Results for the first nine months of 2006 were based on 3.13 million weighted average diluted shares outstanding, compared to 3.12 million weighted average diluted shares outstanding in the year ago period.

Ebix President and Chief Executive Officer Robin Raina, commented, “The Ebix management is focused on making this company fundamentally strong. Towards that we continue to invest in research and development, targeted to keep us ahead of our competitors and open new business opportunities for us.. We are pleased that we have been able to focus on these long term growth areas without impacting our short term bottom line and revenue growth.”

Robin continued: “For the first nine months of 2006, Ebix has already matched its full-year net income of $4.3 million, or $1.37 per share, for the full 2005 year. This quarter’s results are historic for the company since the EPS reported is the best ever in its 30-year history. Our continued healthy increase in net income and EPS in the period also reflects the company’s operating leverage, expense management disciplines and the benefits of our hands-on management style.”

He added, “We are looking forward to continuing to grow the company and our recent acquisition of Finetre in Q4 of 2006 was another step in that direction. At present, we remain focused on integrating Finetre in a seamless manner into Ebix, so that we can reap the combined benefits of converging Finetre and EbixLife, our subsidiaries that power annuity and life insurance exchange transactions respectively, on the B2B side for the insurance industry.”

About Ebix

Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial services industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled it be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s website at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the

Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-K for the year ended December 31, 2005. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

Contacts:
Amy Krigman,
Topaz Partners
781-404-2437 or akrigman@topazpartners.com

(Financial tables attached)

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except for share amount)

	30-Sep	December 31,
ASSETS	2006	2005
Current assets:	(Unaudited)
Cash and cash equivalents	$5,334	$6,733
Unbilled receivable	343	—
Accounts receivable, less allowance of $20 and $11	5,128	3,502
Other current assets	855	444
Total current assets	11,660	10,679
Property and equipment, net	1,598	1,488
Goodwill	13,040	12,204
Intangibles assets, net	4,897	3,293
Other assets	285	317
Total assets	$31,480	$27,981

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,302	$1,962
Accrued payroll and related benefits	1,312	1,450
Current portion of long term debt	975	969
Current portion of capital lease obligation	3	—
Current deferred rent	44	—
Deferred revenue	2,601	2,794
Total current liabilities	7,237	7,175
Long term debt, less current portion	920	1,844
Long term debt capital lease obligation, less current portion	10	—
Long term deferred rent	241	—
Redeemable common stock (0 shares issued and outstanding at September 30, 2006 and 157,728 outstanding at December 31, 2005, respectively) stated
at redemption price.	—	1,461

Stockholders' equity:

Convertible Series D Preferred stock, $.10 par value, 500,000 shares
authorized, no shares issed and outstanding	—	—
Common stock, $.10 par value,
10,000,000 shares authorized, 2,781,164 issued and 2,772,274 outstanding at September 30, 2006 and 2,740,516 issued and outstanding
at December 31, 2005	277	274
Additional paid-in capital	94,416	92,539
Treasury stock (8,890 shares repurchased as of September 30, 2006)	(148)	—
Accumulated deficit	(71,397)	(75,689)
Accumulated other comprehensive income	(76)	377
Total stockholders' equity	23,072	17,501
Total liabilities and stockholders' equity	$31,480	$27,981

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Software	$326	$390	$1,251	$1,000
Services and other (Including revenues from
related parties of $1,062, $963, $2,477 and $2,720
respectively)	6,970	5,506	18,724	16,934
Total revenue	7,296	5,896	19,975	17,934

Operating expenses:
Services and other costs	1,480	1,594	4,170	4,503
Product development	1,297	892	3,265	2,459
Sales and marketing	729	547	1,969	1,547
General and administrative	1,531	1,413	4,892	4,928
Amortization and depreciation	435	317	1,166	965
Total operating expenses	5,472	4,763	15,462	14,402
Operating income	1,824	1,133	4,513	3,532

Interest income	52	125	190	290
Interest expense	(22)	(142)	(109)	(357)
Foreign exchange gain (loss)	(72)	(17)	16	58

Income before income taxes	1,782	1,099	4,610	3,523
Income tax (expense) benefit+B8	(123)	127	(318)	(145)

Net income	$1,659	$1,226	$4,292	$3,378

Basic earnings per common share	$0.60	$0.45	$1.56	$1.20
Diluted earnings per common share	$0.53	$0.40	$1.37	$1.08

Basic weighted average shares outstanding	2,763	2,734	2,757	2,808

Diluted weighted average shares outstanding	3,119	3,089	3,131	3,123

Ebix, Inc.
Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	4,292	3,378
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	1,166	965
Stock-based compensation	65	(13)
Restricted stock compensation	112	48
Provision for doubtful accounts	10	6
Changes in assets and liabilities:
Accounts receivable	(1,636)	9
Other assets	(722)	(21)
Accounts payable and accrued expenses	340	(84)
Accrued payroll and related benefits	(138)	(352)
Deferred revenue	(284)	170
Net cash provided by operating activities	3,205	4,106
Cash flows from investing activities:
Investment in Infinity	(3,040)	—
Deferred rent	231	—
Capital expenditures	(370)	(382)
Net cash used in investing activities	(3,179)	(382)
Cash flows from financing activities:
Repurchase of stock guarantee	—	(2,700)
Payments on line of credit	—	(91)
Repurchase of common stock	(148)	—
Capital leases	13	—
Proceeds from the exercise of stock options	322	65
Principal payments under debt obligations	(966)	(949)
Net cash used in financing activities	(779)	(3,675)
Effect of foreign exchange rates on cash	(646)	(75)
Net change in cash and cash equivalents	(1,399)	(26)
Cash and cash equivalents at the beginning of the period	6,733	5,843
Cash and cash equivalents at the end of the period	$5,334	$5,817

Supplemental disclosures of cash flow information:
Interest paid	$—	$155
Income taxes paid	$384	$260